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EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-52453, No. 333-32080, and No. 333-32082) of Loews
Cineplex Entertainment Corporation of our report dated May 18, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
May 29, 2001